Tanger Factory Outlet Centers, Inc.
                Supplemental Operating and Financial Data for the
                             Quarter Ended 12/31/02



                       Tanger Factory Outlet Centers, Inc.


                    Supplemental Operating and Financial Data

                                December 31, 2002









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



                                     Notice



This Supplemental Operating and Financial Data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management's current views with respect to future events and financial performance relating to our re-merchandising strategy, the renewal and re-tenanting of space, tenant sales and sales trends, interest rates, funds from operations, the development of new centers, the opening of ongoing expansions, coverage of the current dividend and the impact of sales of land parcels. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the availability and cost of capital, our ability to lease our properties, our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and December 31, 2002 (when available).

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.





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



                                Table of Contents



Section                                                                    Page

Quarterly Highlights from Press Release      Dated February 25, 2002         4


Portfolio Data
         Geographic Diversification                                          8
         Property Summary - Occupancy                                        9
         Major Tenants                                                      10
         Lease Expirations                                                  11
         Leasing Activity                                                   12


Financial Data
         Consolidated Balance Sheets                                        13
         Consolidated Statements of Operations                              14
         FFO and FAD Analysis                                               15
         Per Weighted Average Gross Leasable Area (GLA) Analysis            16
         Debt Outstanding Summary                                           17
         Future Scheduled Principal Payments                                18


Investor Information                                                        19











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



Quarterly Highlights from Press Release dated February 26, 2003

Greensboro,   NC,  February  26,  2003,  Tanger  Factory  Outlet  Centers,  Inc.
(NYSE:SKT) today reported funds from operations (FFO) for the year ended December 31, 2002 of $41.7 million, or $3.40 per share, as compared to FFO of $37.8 million, or $3.23 per share for 2001, representing a 5.3% per share increase. FFO for the fourth quarter of 2002 was $13.1 million, or $1.01 per share, as compared to FFO of $11.5 million, or $0.98 per share for the fourth quarter of 2001, representing a 3.1% per share increase. Net income for the year ended December 31, 2002 was $11.0 million, or $1.08 per share, as compared to $7.1 million, or $0.67 per share, for 2001, representing a 61.2% per share increase. Net income for the fourth quarter of 2002 was $5.2 million, or $0.51 per share, as compared to $3.1 million, or $0.34 per share, for the fourth quarter of 2001, representing a 50.0% per share increase. All FFO and net income per share amounts are on a diluted basis. A reconciliation of net income to FFO is presented on the supplemental information page of this press release.

Tanger achieved the following results for the year ended December 31, 2002:

o    98% year-end  portfolio  occupancy  rate (a 200 basis point  increase  over
     2001)

o 280 leases signed, totaling over one million square feet, achieving an 87.6 % renewal rate and a 1.7% increase in base rent, on a cash basis, for re-tenanted and renewed space

o Average initial base rent for new stores opened during 2002 was $16.54, an increase of $1.47 or 9.8% over the tenants who closed during 2002

o $1.5 billion in total tenant sales, equating to $294 per sq. ft. and a 1.4% increase on a same-space basis

o    Occupancy cost per square foot remained at an industry-leading low 7.2%

o $42.2 million in 100% leased, quality factory outlet shopping center acquisitions

o Completed 260,000 square foot factory outlet development in Myrtle Beach (opened 100% leased)

o    $21.6 million in non-core property dispositions

o    1.0  million   common   shares   issued  in  September   2002,   generating
     approximately $28 million in net proceeds

o Lowered debt level by $13.2 million and lowered weighted average borrowing cost by 70 basis points

o    Additional equity and lower debt significantly improved coverage ratios

o $2.45 per share in common dividends paid (the 9th consecutive year of increased dividends)

o    72.0% FFO pay out ratio provides adequate coverage of the dividend

o 62.9% total return to shareholders (highest among all REITs included in the RMS Index)


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


Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, stated, "In 2002 we achieved a number of important milestones for the company. Through our disciplined investment activity, we continued to strategically expand our portfolio and further our national platform. Additionally, we continued to generate solid results with our core portfolio, achieving one of our highest occupancy rates on record, while maintaining high tenant sales per square foot and our renowned low tenant occupancy cost. We also enhanced our franchise name within the outlet industry by rolling out a number of innovative marketing initiatives throughout the year." Mr. Tanger continued, "The fundamentals of the outlet industry today are sound. Total tenant sales continue to increase each year and the supply/demand characteristics remain in balance. Looking ahead, with our strong operating platform and portfolio, we are well-positioned for continued growth in 2003 and beyond."

          National Platform Continues to Drive Solid Operating Results
                          and Higher Same-Space Sales

As of December 31, 2002, Tanger's portfolio totaled 34 factory outlet shopping centers diversified across 21 states, totaling 6.2 million square feet. The company's broad geographic representation and established brand name within the factory outlet industry continues to generate solid operating results. At December 31, 2002, the company's portfolio was 98% leased, representing a 200 basis point increase over its year-end 2001 occupancy rate of 96%. Tanger's 98% portfolio occupancy rate also represents the 22nd consecutive year since the company commenced operations in 1981 that it has achieved a year-end portfolio occupancy rate at or above 95%.

During 2002, the company executed 280 leases totaling approximately 1,048,000 square feet. The company achieved a retention rate of 87.6% with existing tenants for the year and achieved a 1.7% increase in base rental revenue per square foot, on a cash basis, for re-tenanted and renewed space. The average initial base rent for new stores opened during 2002 was $16.54, an increase of $1.47 or 9.8% over the tenants who closed. As a result, the company's average base rental income per square foot increased to $14.44 per foot as of December 31, 2002 compared to $14.33 per foot at year-end 2001. The company continues to derive its rental income from a diverse group of retailers with no single tenant representing more than 6.7% of its gross leasable area as of December 31, 2002.

During 2002, total reported sales reached a new record high for Tanger of approximately $1.5 billion. Additionally, same-space sales increased by 1.4% for the year ended December 31, 2002 and increased by 0.4% for the three months ended December 31, 2002 over the same-space sales for the comparable periods in 2001. Reported 2002 same-space sales equated to $294 per square foot, matching Tanger's 2001 per square foot record high. For the year ended December 31, 2002 reported same-store sales for tenants in operation since January 1, 2001, were down 0.8% compared to 2001. Fourth quarter 2002 reported same-store sales were down 1.9%. Average tenant occupancy costs across Tanger's portfolio remained at an industry-leading low level during 2002, averaging 7.2%, approximately in-line with the company's record 2001 low of 7.1%.

                  2002 Investment Activities Increase Portfolio
                     by 13.8% & Provide Growth Opportunities

During 2002, Tanger increased its portfolio under management by approximately 749,000 square feet through a balance of development and acquisition activities.

In July 2002, Tanger celebrated the grand opening of its newly developed factory outlet shopping center in Myrtle Beach, South Carolina. The first phase of the property totals approximately 260,000 square feet and opened 100% leased. The property, which was developed and is managed and leased by Tanger, is owned through a joint venture of which Tanger owns a 50% interest. Total cost for the first phase were $34.6 million, of which Tanger's capital investment totaled $4.3 million and is currently yielding a return in excess of 20%. In November of 2002, Tanger commenced construction on a 64,000 square foot second phase, which

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

is currently scheduled for completion in the summer of 2003. Tanger's capital investment in the second phase is expected to be approximately $1.1 million with an expected return in excess of 20%.

In September 2002, Tanger acquired a 325,000 square foot, 100% leased factory outlet shopping center located in Howell, Michigan, within the greater Detroit metropolitan region. The purchase price was $37.5 million, representing an approximate 12% capitalization rate on existing net operating income. In January 2003, Tanger acquired a 29,000 square foot, 100% leased expansion located contiguous with its existing factory outlet center in Sevierville, Tennessee. The purchase price was $4.7 million with an expected return of 10%. Tanger is also underway with the development of another 35,000 square foot expansion of the center. Tanger expects to complete the expansion during 2003 at a cost of $4 million with an expected return in excess of 13%. Upon completion of the expansion, the Sevierville center will total approximately 418,000 square feet.

In addition to its development and acquisition activity, during 2002 Tanger sold two non-core assets. In June 2002, Tanger sold a non-core single tenant, 165,000 square foot property located in Ft. Lauderdale, Florida. The property was sold for $18.2 million, representing a capitalization rate of 8.8% on existing net operating income. In November 2002, Tanger sold a 23,417 square foot, non-core property located in Bourne, Massachusetts. The property was sold for $3.4 million, representing a capitalization rate of 9.6% on existing net operating income.

                 2002 Financing Activities Improve Balance Sheet
                           and Extend Debt Maturities

In September 2002, Tanger raised approximately $28 million in net equity proceeds through the sale of 1.0 million newly issued common shares. The company utilized the proceeds to fund its acquisition of the factory outlet center in Howell, Michigan. Additionally, during 2002 Tanger increased its credit line capacity to $85 million and extended its credit lines' maturities to June 2004. During the fourth quarter of 2002, Tanger repurchased $5.5 million of its outstanding 7 7/8% public senior unsecured notes that mature in October 2004. To date, during 2001 and 2002, Tanger has purchased $24.9 million of its higher coupon senior notes at par or below.

During 2002, Tanger reduced its debt outstanding, lowered its overall borrowing costs and increased its unencumbered pool of assets. As of December 31, 2002, the company had approximately $345.0 million of debt outstanding, as compared to $358.2 million outstanding at year-end 2001. Of the $345.0 million outstanding as of December 31, 2002, $296.0 million, or 85.8% of its total debt, was fixed rate, long-term debt. At December 31, 2002, Tanger had $20.5 million outstanding on its lines of credit. In total, Tanger's weighted average borrowing cost during 2002 was 8.09%, as compared to 8.79% during 2001. Additionally, as of December 31, 2002, 61% of Tanger's real estate assets were unencumbered as compared to 59% as of year-end 2001.

            In 2003 Tanger Expects to Continue Growing FFO Per Share

Based on current market conditions, the strength and stability of its core portfolio and the company's development and acquisition pipeline, Tanger currently believes its FFO for 2003 will be between $3.43 and $3.51 per share. Due to the seasonal nature of the factory outlet industry, which typically experiences a greater demand for space from seasonal tenants in the second half of each year and high volume tenants that pay rent based on a percentage of their monthly sales, which are higher during the later months of the year, Tanger currently expects 2003 FFO to range between $.77 and $.79 per share for the first quarter, $.81 to $.83 per share for the second quarter, $.87 to $.89 per share for the third quarter and $.98 to $1.00 per share for the fourth quarter.

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

    Year-End Conference Call to Held on February 26, 2002 at 3:00 P.M. (EST)

Tanger will host a conference call to discuss its 2002 results for analysts, investors and other interested parties on Wednesday, February 26, 2003, at 3:00 P.M. eastern time. To access the conference call, listeners should dial 1-877-277-5113 and request to be connected to the Tanger Factory Outlet Centers Fourth Quarter and Year End Financial Results call. Alternatively, this call is being webcast by CCBN and can be accessed at Tanger Factory Outlet Centers, Inc.'s web site at www.tangeroutlet.com, and click on Corporate News.

A telephone replay of the call will be available from February 26, 2003 at 5:00 P.M eastern time through March 5, 2003 at 11:59 A.M. by dialing 1-800-642-1687, conference ID # 7978733. An online archive of the broadcast will also be available through March 5, 2003.

                       About Tanger Factory Outlet Centers

Tanger Factory Outlet Centers, Inc. (NYSE: SKT), a fully integrated, self-administered and self-managed publicly-traded REIT, presently has ownership interests in or management responsibilities for 34 centers in 21 states coast to coast, totaling approximately 6.2 million square feet of gross leasable area. We are filing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the quarter ended December 31, 2002. For more information on Tanger Outlet Centers, visit our web site at www.tangeroutlet.com.

This press release may contain forward-looking statements regarding our re-merchandising strategy, the renewal and re-tenanting of space, tenant sales and sales trends, interest rates, fund from operations, the development of new centers, the opening of ongoing expansions, coverage of the current dividend and the impact of sales of land parcels. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the availability and cost of capital, our ability to lease our properties, our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2001.



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

Geographic Diversification

-----------------------------------------------------------------------------------------------------
                             As of December 31, 2002
-----------------------------------------------------------------------------------------------------
          State                     # of Centers                  GLA             % of GLA
----------------------------- ----------------------- ------------------- ---------------------------
Georgia                                 4                        950,590             17%

New York                                1                        729,238             13%

Texas                                   2                        619,426             11%

Tennessee                               2                        448,535              8%

Michigan                                2                        437,651              8%

Missouri                                1                        277,494              5%

Iowa                                    1                        277,230              5%

South Carolina (1)                      1                        260,033              5%

Pennsylvania                            1                        255,059              4%

Louisiana                               1                        245,199              4%

Florida                                 1                        198,789              3%

North Carolina                          2                        187,702              3%

Arizona                                 1                        184,768              3%

Indiana                                 1                        141,051              3%

Minnesota                               1                        134,480              2%

California                              1                        105,950              2%

Maine                                   2                         84,397              1%

Alabama                                 1                         80,775              1%

New Hampshire                           2                         61,745              1%

West Virginia                           1                         49,252              1%
----------------------------- ----------------------- ------------------- ---------------------------
           Total                        29                     5,729,364             100%
----------------------------- ----------------------- ------------------- ---------------------------


(1) Includes one center totaling 260,033 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.



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

Property Summary - Occupancy
----------------------------- --------------- -------------- -------------- --------------- -------------- --------------
                                                      %                %               %               %            %
                                  Total GLA       Occupied         Occupied        Occupied        Occupied     Occupied
 Location                         12/31/02        12/31/02         09/30/02        06/30/02        03/31/02     12/31/01
----------------------------- --------------- -------------- -------------- --------------- -------------- --------------
Riverhead, NY                        729,238           100%            99%             99%            98%           100%
San Marcos, TX                       441,936           100%            98%             98%            97%            98%
Sevierville, TN                      353,977           100%           100%            100%           100%           100%
Commerce II, GA                      342,556            99%            96%             97%            95%            99%
Howell, MI                           325,231           100%           100%             n/a            N/a            n/a
Branson, MO                          277,494            99%           100%             98%            94%           100%
Williamsburg, IA                     277,230           100%            99%             98%            97%            96%
Myrtle Beach, SC (1)                 260,033           100%           100%            100%            N/a            n/a
Lancaster, PA                        255,059            98%            96%             96%            94%           100%
Locust Grove, GA                     248,854           100%           100%             98%           100%            98%
Gonzales, LA                         245,199            99%            98%             96%            97%            97%
Fort Myers, FL                       198,789            99%            97%             93%            96%            97%
Commerce I, GA                       185,750            90%            87%             90%            84%            79%
Casa Grande, AZ                      184,768            96%            90%             89%            89%            94%
Terrell, TX                          177,490           100%           100%             95%            96%            94%
Dalton, GA                           173,430            98%            98%             96%            90%            94%
Seymour, IN                          141,051            80%            80%             76%            73%            76%
North Branch, MN                     134,480           100%           100%            100%           100%           100%
West Branch, MI                      112,420           100%           100%             98%           100%            95%
Barstow, CA                          105,950            62%            57%             57%            59%            76%
Blowing Rock, NC                     105,448           100%           100%            100%           100%           100%
Pigeon Forge, TN                      94,558            97%            94%            100%           100%            96%
Nags Head, NC                         82,254           100%           100%            100%           100%           100%
Boaz, AL                              80,775            97%            91%             93%            93%            93%
Kittery I, ME                         59,694           100%           100%            100%           100%           100%
LL Bean, NH                           50,745           100%           100%            100%           100%           100%
Martinsburg, WV                       49,252            69%            51%             57%            73%            93%
Kittery II, ME                        24,703            94%            94%             94%            94%           100%
Clover, NH                            11,000           100%           100%            100%           100%           100%
Bourne, MA                               n/a            n/a           100%            100%           100%           100%
Ft Lauderdale, FL                        n/a            n/a            n/a             n/a           100%           100%
----------------------------- --------------- -------------- -------------- --------------- -------------- --------------
           Total                   5,729,364            98%            96%             96%            95%            96%
----------------------------- --------------- -------------- -------------- --------------- -------------- --------------

[GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

Portfolio Weighted Average Occupancy at the End of Each Period
--------------------------------------------------------------
12/02   09/02   06/02   03/02   12/01   09/01   06/01   03/01   12/00
 98%     96%     96%     95%     96%     95%     94%    95%      96%



(1) Includes one center totaling 260,033 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.



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


 Major Tenants
----------------------------------------------------------------------------------------
                  Ten Largest Tenants As of December 31, 2002
------------------------------------------- ----------- -------------- -----------------
                                                # of                          % of
               Tenant                          Stores         GLA           Total GLA
------------------------------------------- ----------- -------------- -----------------
The Gap, Inc.                                       37        386,111              6.7%

Phillips-Van Heusen                                 72        322,964              5.6%

Liz Claiborne                                       38        312,655              5.5%

Reebok International                                26        186,561              3.3%

Dress Barn, Inc.                                    20        143,512              2.5%

Sara Lee Corporation                                32        123,040              2.1%

Mikasa                                              15        120,086              2.1%

Brown Group Retail                                  24        118,246              2.1%

Polo Ralph Lauren                                   15        106,566              1.9%

VF Factory Outlet                                    4        105,697              1.8%
------------------------------------------- ----------- -------------- -----------------
Total of All Listed Above                          283      1,925,438             33.6%
------------------------------------------- ----------- -------------- -----------------



(1) Includes one center totaling 260,033 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.


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

Lease Expirations as of December 31, 2002

[GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                   Percentage of Total Gross Leasable Area (1)

2003  2004  2005  2006  2007  2008  2009  2010  2011  2012  2013
 15    22    15    15    16     7     2     2     1     3     2


[GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                  Percentage of Total Annualized Base Rent (1)

2003  2004  2005  2006  2007  2008  2009  2010  2011  2012  2013
 11    22    16    16    20     7     2     1     1     3     1



(1) Includes one center totaling 260,033 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.


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



Leasing Activity

---------------------------------------------------- ------------- -------------- ------------- ------------ ------------
                                                                                                                 Year to
                                                         03/31/02       06/30/02      09/30/02     12/31/02        Date
---------------------------------------------------- ------------- -------------- ------------- ------------ ------------
Re-tenanted Space:
    Number of leases                                           24             10            18           10           62
    Gross leasable area                                    93,943         37,653        59,821       37,690      229,107
    New base rent per square foot                          $13.93         $18.20        $16.62       $16.39       $15.74
    Prior base rent per square foot                        $12.75         $18.34        $16.79       $15.31       $15.14
    Percent increase in rent per square foot                 9.2%         (0.8%)        (1.0%)         7.1%         3.9%




Renewed Space:

    Number of leases                                          115             33            52           18          218
    Gross leasable area                                   403,956        129,040       211,221       74,331      818,548
    New base rent per square foot                          $16.24         $18.22        $12.09       $11.07       $15.02
    Prior base rent per square foot                        $15.49         $17.44        $13.34       $11.24       $14.86
    Percent increase in rent per square foot                 4.8%           4.5%        (9.4%)       (1.5%)         1.1%



Total Re-tenanted and Renewed Space:

    Number of leases                                          139             43            70           28          280
    Gross leasable area                                   497,899        166,693       271,042      112,021    1,047,655
    New base rent per square foot                          $15.81         $18.22        $13.09       $12.86       $15.18
    Prior base rent per square foot                        $14.97         $17.64        $14.08       $12.61       $14.92
    Percent increase in rent per square foot                 5.6%           3.3%        (7.0%)         2.0%         1.7%




Consolidated Balance Sheets  (dollars in thousands)


---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
                                                         12/31/02     09/30/02      06/30/02      03/31/02       12/31/01
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
Assets

   Rental Property
       Land                                               $51,274      $52,345       $50,176       $60,196        $60,158
       Buildings                                          571,125      571,826       535,438       541,010        539,108
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
   Total rental property                                  622,399      624,171       585,614       601,206        599,266
       Accumulated depreciation                         (174,199)    (168,327)     (161,612)     (155,614)      (148,950)
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
   Total rental property - net                            448,200      455,844       424,002       445,592        450,316
   Cash                                                     1,072          209           204           210            515
   Deferred charges - net                                  10,104       10,494        10,465        11,084         11,413
   Other assets                                            18,299       13,543        30,783        12,183         14,028
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
Total assets                                              477,675     $480,090      $465,454      $469,069       $476,272
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------


Liabilities & Shareholders' Equity
  Liabilities
    Debt
       Senior, unsecured notes                           $150,109     $155,609      $155,609      $155,609       $160,509
       Mortgages payable                                  174,421      175,018       175,603       176,176        176,736
       Lines of credit                                     20,475       16,269        26,625        27,786         20,950
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
    Total debt                                            345,005      346,896       357,837       359,571        358,195
    Construction trade payables                             3,310        4,041         4,141         3,934          3,722
    Accounts payable & accruals                            15,095       14,743        12,943        11,278         16,478
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
  Total liabilities                                       363,410      365,680       374,921       374,783        378,395
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
  Minority interest                                        23,630       23,727        19,326        20,386         21,506
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
  Shareholders' equity
    Preferred shares                                            1            1             1             1              1
    Common shares                                              90           90            80            80             79
    Paid in capital                                       161,192      160,589       138,177       137,684        136,529
    Distributions in excess of net income                (70,485)     (69,672)      (66,619)      (63,370)       (59,534)
    Accum. other comprehensive (loss)                       (163)        (325)         (432)         (495)          (704)
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
  Total shareholders' equity                               90,635       90,683        71,207        73,900         76,371
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------
Total liabilities & shareholders' equity                 $477,675     $480,090      $465,454      $469,069       $476,272
---------------------------------------------------- ------------- ------------ ------------- ------------- --------------



Consolidated Statements of Operations  (dollars and shares in thousands)

-------------------------------------------------------------------------------------------------------- ------------------------
                                                                 Three Months Ended                                 YTD
-------------------------------------------------------------------------------------------------------- ------------------------
                                              12/02        09/02        06/02       03/02       12/01          12/02       12/01
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Revenues
   Base rentals                             $20,545      $18,724      $18,417      $18,066      $19,188      $75,755     $73,263
   Percentage rentals                         1,602          778          581          597        1,287        3,558       2,735
   Expense reimbursements                     8,618        7,375        7,297        7,260        7,497       30,550      29,498
   Other income                               1,116        1,044          583          564          849        3,304       2,770
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
      Total revenues                         31,881       27,921       26,878       26,487       28,821      113,167     108,266
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Expenses
   Property operating                        10,217        8,616        8,639        8,611        8,348       36,083      33,970
   General & administrative                   2,237        2,623        2,092        2,275        2,130        9,228       8,227
   Interest                                   7,042        7,171        7,118        7,129        7,297       28,460      30,134
   Depreciation & amortization                7,406        7,184        7,099        7,066        7,126       28,754      28,145
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
      Total expenses                         26,902       25,594       24,948       25,081       24,901      102,525     100,476
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income before equity in earnings
    of unconsolidated joint ventures,
    minority interest, discontinued
    operations and extraordinary item         4,979        2,327        1,930        1,406        3,920       10,642       7,790
Equity in earnings of unconsolidated
    joint ventures                              142          317         (75)            8           --          392          --
Minority interest                            (1,175)        (591)        (388)        (252)        (962)      (2,406)     (1,665)
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income from continuing operations             3,946        2,053        1,467        1,162        2,958        8,628       6,125
Discontinued operations (1)                   1,214          255          627          283          305        2,379       1,231
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income before extraordinary item              5,160        2,308        2,094        1,445        3,263       11,007       7,356
Extraordinary item - loss on early
    extinguishments of debt                      --           --           --           --         (114)          --        (244)
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Net income                                    5,160        2,308        2,094        1,445        3,149       11,007       7,112
Less applicable preferred share
    dividends                                  (442)        (443)        (442)        (444)        (443)      (1,771)     (1,771)
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Net income available to common
    shareholders                             $4,718       $1,865       $1,652       $1,001       $2,706       $9,236      $5,341
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Basic earnings per common share:
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Income from continuing operations           $.39         $.19         $.13         $.09         $.32         $.82        $.55
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Net income                                  $.52         $.22         $.21         $.13         $.34        $1.11        $.67
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Diluted earnings per common share:
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Income from continuing operations           $.38         $.19         $.12         $.09         $.32         $.80        $.55
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Net income                                  $.51         $.22         $.20         $.12         $.34        $1.08        $.67
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Weighted average common shares:
   Basic                                      9,047        8,269        8,015        7,948        7,930        8,322       7,926
   Diluted                                    9,279        8,490        8,229        8,028        7,946        8,514       7,948
-------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

(1) In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets", the results of operations for property disposed of during the year have been reported above as discontinued operations for both the current and prior periods presented. Includes gains on the sale of two previously leased outparcels of land of $318 for the three months ended and $561for the year ended December 31, 2002 and gains on the sale of two real estate properties of $1,242 for the three months ended and $1,702 for the year ended December 31, 2002.


FFO and FAD Analysis  (dollars and shares in thousands)

---------------------------------------- ---------------------------------------------------------------- ------------------------
                                                       Three Months Ended                                             YTD
---------------------------------------- ---------------------------------------------------------------- ------------------------
                                              12/02         09/02        06/02        03/02        12/01         12/02      12/01
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds from operations:
   Net income                                 $5,160       $2,308       $2,094       $1,445       $3,149       $11,007     $7,112
   Adjusted for -
      Extraordinary item                          --           --                        --          114            --        244
      Minority interest                        1,175          591          388          252          962         2,406      1,665
      Minority interest, depreciation
        and amortization in
        discontinued operations                  417          110          336          237          224         1,102        898
      Depreciation and amortization
        uniquely significant to
        real estate - wholly owned             7,336        7,107        7,025        6,993        7,054        28,460     27,849
      Depreciation and amortization
        uniquely significant to
        real estate - joint ventures             255          168           --           --           --           422         --
      Gain on sale of real estate             (1,242)          --         (460)          --           --        (1,702)        --
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds from operations                        $13,101      $10,284       $9,383       $8,927      $11,503       $41,695    $37,768
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds from operations per share                $1.01         $.84         $.78         $.76         $.98         $3.40      $3.23
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds available for distribution:
   Funds from operations                     $13,101      $10,284       $9,383       $8,927      $11,503       $41,695    $37,768
   Plus -
      Corporate depreciation
          excluded above                          71           77           75           73           72           295        296
      Amortization of finance costs              312          313          289          303          330         1,217      1,660
      Straight line rent adjustment               55           91           60           41           73           248        342
   Less -
      2nd generation tenant allowances         (455)        (136)        (429)      (1,206)      (1,337)       (2,226)    (6,005)
      Capital improvements                     (737)        (899)        (578)        (370)        (803)       (2,584)    (3,401)
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds available for distribution             $12,347       $9,730       $8,800       $7,768       $9,838       $38,645    $30,660
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds available for distribution
   per share                                    $.95         $.79         $.73         $.66         $.84         $3.15      $2.62
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Dividends paid per share                      $.6125       $.6125       $.6125         $.61         $.61       $2.4475    $2.4375
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
FFO payout ratio                                 61%          73%          79%          80%          62%           72%        75%
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
FAD payout ratio                                 64%          78%          84%          92%          73%           78%        93%
Diluted weighted average common
   shares                                     13,035       12,245       11,984       11,787       11,705        12,271     11,707
---------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------


Per Weighted Average Gross Leasable Area (GLA) Analysis

----------------------------------------- ----------------------------------------------------------------- -----------------------
                                                                 Three Months Ended                                    YTD
----------------------------------------- ----------------------------------------------------------------- -----------------------
                                                 12/02        09/02        06/02        03/02        12/01        12/02       12/01
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------
GLA open at end of period  -
    Wholly owned (000's)                         5,469        5,493        5,167        5,332        5,332        5,469       5,332
    Partially owned (000's) (1)                    260          260          260           --           --          260          --
    Managed properties (000's)                     457          434          105          105          105          457         105
Total GLA open at end of period                  6,186        6,187        5,532        5,437        5,437        6,186       5,437
Weighted average GLA (000's) (2)                 5,469        5,222        5,144        5,144        5,142        5,245       5,111
End of period occupancy (1)                        98%          96%          96%          95%          96%          98%         96%

               PER SQUARE FOOT
               ---------------
Revenues
   Base rentals                                  $3.76        $3.59        $3.58        $3.51        $3.73       $14.44      $14.33
   Percentage rentals                              .29          .15          .11          .12          .25          .68         .54
   Expense reimbursements                         1.58                      1.42         1.41         1.46         5.82        5.77
                                                               1.41
   Other income                                    .20          .20          .11          .11          .17          .63         .54
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------
      Total revenues                              5.83         5.35         5.22         5.15         5.61        21.57       21.18
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------
Expenses
   Property operating                             1.87         1.65         1.68         1.67         1.62         6.88        6.65
   General & administrative                        .41          .50          .41          .44          .41         1.76        1.61
   Interest                                       1.29         1.37         1.38         1.39         1.42         5.43        5.90
   Depreciation & amortization                    1.35         1.38         1.38         1.38         1.39         5.48        5.51
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------
      Total expenses                              4.92         4.90         4.85         4.88         4.84        19.55       19.67
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------
Income before equity in earnings of
unconsolidated joint ventures, minority
interest, discontinued operations and
extraordinary item                                $.91         $.45         $.37         $.27         $.77        $2.02       $1.51
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------

Net operating income                             $3.55        $3.19        $3.12        $3.03        $3.57       $12.94      $12.93
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------

Funds from operations                            $2.40        $1.97        $1.82        $1.74        $2.24        $7.95       $7.39
----------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ ----------



(1) Includes one center totaling 260,033 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.

(2)  Represents GLA of wholly owned operating  properties  weighted by months of operation. GLA is not adjusted for fluctuations in occupancy that may occur subsequent  to the original  opening date.  Excludes GLA of properties  for
     which  their  results  are  included  in  discontinued   operations.



Debt Outstanding Summary (dollars in thousands)

--------------------------------------------------------------------------------------------------------
                                                           As of December 31, 2002
--------------------------------------------------------------------------------------------------------
                                             Principal              Interest               Maturity
                                              Balance                 Rate                   Date
----------------------------------------- -------------- ------------------------------ ----------------
Mortgage debt

   Lancaster, PA                                $14,516             9.770%                 04/10/05

   Commerce I, GA                                 8,288             9.125%                 09/10/05

   Branson, MO                                   24,000          Libor + 1.75%             03/26/06

   Commerce II, GA (1)                           29,500          Libor + 1.75%             03/26/06

   Dalton, GA                                    11,133             7.875%                 04/01/09

   Kittery I, ME                                  6,335             7.875%                 04/01/09

   San Marcos I, TX                              18,910             7.875%                 04/01/09

   San Marcos II, TX                             19,036             7.980%                 04/01/09

   West Branch, MI                                7,067             7.875%                 04/01/09

   Williamsburg, IA                              19,429             7.875%                 04/01/09

   Blowing Rock, NC                               9,655             8.860%                 09/01/10

   Nags Head, NC                                  6,552             8.860%                 09/01/10
----------------------------------------- -------------- ------------------------------ ----------------
Total mortgage debt                             174,421
----------------------------------------- -------------- ------------------------------ ----------------

Corporate debt

   Unsecured credit facilities                   20,475    Libor + (1.60% to 1.75%)        06/30/04

   1997 Senior unsecured notes                   50,109             7.875%                 10/24/04

   2001 Senior unsecured notes                  100,000             9.125%                 02/15/08
----------------------------------------- -------------- ------------------------------ ----------------
Total corporate debt                            170,584
----------------------------------------- -------------- ------------------------------ ----------------
Total debt                                     $345,005
----------------------------------------- -------------- ------------------------------ ----------------



(1) $25 million of this loan has been fixed until 01/27/03 at 7.72% through the use of an interest rate swap agreement.


Future Scheduled Principal Payments (dollars in thousands)

-------------------------------------------------------------------------------------------
                                           As of December 31/2002
-------------------------------------------------------------------------------------------
                                 Scheduled                                      Total
                                 Amortized              Balloon                Schedule
          Year                    Payments              Payments               Payments
------------------------- -------------------- --------------------- ----------------------
2003                               $2,519                    --                 $2,519

2004 (1)                            2,740                70,584                 73,324

2005                                2,524                20,576                 23,100

2006                                2,168                53,500                 55,668

2007                                2,349                    --                  2,349

2008                                2,545               100,000                102,545

2009                                  967                70,474                 71,441

2010                                  181                13,878                 14,059

2011                                   --                    --                     --

2012                                   --                    --                     --

2013 & thereafter                      --                    --                     --
------------------------- -------------------- --------------------- ----------------------
                                  $15,993              $329,012               $345,005
------------------------- -------------------- --------------------- ----------------------


(1) Balloon payments in 2004 include $20,475 relating to amounts outstanding under the unsecured credit facilities.

     Investor Information


Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.


Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:   (336) 292-3010 ext 6865
Fax:     (336) 297-0931
e-mail:  tangermail@tangeroutlet.com
         ---------------------------
Mail:    Tanger Factory Outlet Centers, Inc.
         3200 Northline Avenue
         Suite 360
         Greensboro, NC  27408